Exhibit 10.2

SCHEDULE “B”

DEBENTURE

No. D-_______________

ELYS GAME TECHNOLOGY, CORP.

Convertible Debenture due January 29, 2026

Convertible into Common Shares of

Elys Game Technology, Corp.

Holder: _________________________________

Amount: _________________________________

Commencement Date: January 30, 2023

THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE TRANSFERRED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE ACT OR THE LAWS OF THE APPLICABLE STATE OR A "NO ACTION" OR INTERPRETIVE LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER, AND ITS COUNSEL, TO THE EFFECT THAT THE SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT AND SUCH STATE STATUTES.

ELYS GAME TECHNOLOGY, CORP.

(incorporated under the laws of the State of Delaware)

No. D- __________

$ ________________

Debenture due January 29, 2026

ELYS GAME TECHNOLOGY, CORP. (hereinafter referred to as the “ Corporation ”), FOR VALUE RECEIVED, hereby promises to pay to (the “ Holder ”), subject to the provisions hereof (the provisions hereof are hereinafter collectively referred to as the “ Debenture ”), on January 29, 2026, or on such other date as the principal amount hereof may become due in accordance with the provisions of the Debenture, on presentation and surrender of this Debenture, the sum of _____________________________ ( US$ _____________ ) United States Dollars and, subject to the provisions of this Debenture, to pay interest on the principal amount hereof at the rate of twelve (12%) per cent per annum on the Maturity Date (as hereinafter defined), which interest shall be payable before as well as after maturity and both before and after default and judgment, with interest on amounts in default at the same rate, and with interest compounding annually all in accordance with the terms and conditions hereof.

ARTICLE 1 - INTERPRETATION

Section 1.1 Definitions. In this Debenture, unless there is something in the subject matter or context inconsistent therewith:

“ Applicable Laws ” means the laws applicable to the Corporation at any relevant time;

“ Base Conversion Price ” shall have the meaning set forth in Section 5.2.

“ Black Scholes Value ” means the value of the outstanding principal amount of this Debenture, plus all accrued and unpaid interest hereon based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg L.P. (“Bloomberg”) determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Maturity Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Maturity Date.

“ Business Day ” means a day on which banks are open for business in New York, New York other than a Saturday, Sunday or civic or statutory holiday in New York, New York;

“ Change of Control Transaction ” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Corporation, by contract or otherwise) of in excess of 50% of the voting securities of the Corporation (other than by means of conversion, exercise or exchange of this Debenture or the Warrants issued together with this Debenture), (b) the Corporation merges into or consolidates with any other Person, or any Person merges into or consolidates with the Corporation and, after giving effect to such transaction, the shareholders of the Corporation immediately prior to such transaction own less than 50% of the aggregate voting power of the Corporation or the Successor Entity of such transaction, (c) the Corporation sells or transfers all or substantially all of its assets to another Person, or (c) the execution by the Corporation of an agreement to which the Corporation is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (c) above.

“ Commencement Date ” means the effective date of original issue of this Debenture, being January 30, 2023;

“ Common Stock Equivalents ” means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“ Common Shares ” means the shares in the capital stock of the Corporation designated as common shares in the Corporation Articles with the voting rights attached thereto of one (1) vote for each issued and outstanding common share, as such shares exist at the commencement of business on the Commencement Date; provided that in the event of a subdivision, redivision, reduction, combination, consolidation, reclassification or other changes thereof, or successive such subdivisions, redivisions, reductions, combinations, consolidations, reclassifications or other changes, then, subject to adjustments, if any, having been made in accordance with the provisions of Article 5 hereof, “ Common Shares ” shall thereafter mean the shares resulting from such subdivision, redivision, reduction, combination, consolidation, reclassification or other change;

“ Corporation ” means Elys Game Technology, Corp. and every Successor Entity which shall have complied with the provisions of Article 8;

“ Corporation Articles ” means the Certificate of Incorporation of the Corporation and any amendments thereof;

“ Conversion Price ” means, at any relevant time, the price per Common Share at which the Holder may obtain Common Shares upon the conversion of this Debenture pursuant to Section 5.1, being initially at the Base Conversion Price equal to the volume weighted average price per share (calculated to the nearest one-hundredth of one cent) of the Company common stock on the Nasdaq stock market for the period of twenty consecutive trading days beginning on the twenty-third trading day immediately preceding the Closing Date and concluding at the close of trading on the third trading day immediately preceding the Closing Date, which may be accelerated by the Corporation if the closing price of the Corporation’s common stock exceeds 200% of the Conversion Price for five (5) trading days in a 30 day period at any time up to the Maturity Date and if there is an effective Registration Statement registering, or a current prospectus available for, the resale of the common shares issuable on the conversion as more specifically set out in the Section 5.6;

“ Conversion Ratio ” means the number of Common Shares received on the conversion of the whole or part of this Debenture pursuant to the Base Conversion Price;

“ Corporate Reorganization ” means, in respect of a corporation, any transaction whereby all or substantially all of its undertaking, property and assets would become the property of any other Person whether by way of arrangement, reorganization, consolidation, amalgamation, merger, transfer, sale, continuance into any other jurisdiction of incorporation or otherwise;

“ Date of Conversion ” has the meaning attributed thereto in subsection 5.1;

“ Debenture ” means this Debenture due January 29, 2026 of the Corporation;

“ Director ” means a director of the Corporation for the time being and “ Directors ” means the board of directors of the Corporation or, if duly constituted and whenever duly empowered, the executive committee of the board of directors of the Corporation for the time being, and reference to action by the directors means action by the directors of the Corporation as a board or action by the said executive committee as such committee;

“ Event of Default ” has the meaning attributed thereto in Section 4.1;

“ Exempt Issuance ” means the issuance of (a) shares of Common Stock upon exercise or conversion of any outstanding security on the date of issuance of this Debenture, (b) shares of Common Stock issued upon conversion of this Debenture or exercise of the Warrant issued as part of the Unit of which this Debenture is a part of, (c) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose and (d) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“ Maturity Date ” means January 29, 2026;

“ Offering ” means the offering of up to 2,000 Units by the Corporation, the initial tranche to close on or about January 30, 2023 which may result in gross proceeds to the Corporation of up to US$2,000,000 with each such Unit being comprised of (i) a convertible debenture of the Corporation in a principal amount of US$1,000 with a term of three (3) years from the date of issuance (the “ Maturity Date ”) and bearing interest at the rate of twelve (12%) percent per annum (the “ Debenture ”), convertible into shares of common stock at the Base Conversion Price and (ii) a warrant exercisable for 1,000 shares of common stock, exercisable at the Base Conversion Price (the “ Warrants ”).

“ Person ” means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, estate trustee, or other legal personal representative or other entity howsoever designated or construed;

“ Redemption Price ” has the meaning attributed thereto in Section 2.7;

“Shareholder Approval” means approval of the holders of a majority of the Corporation’s outstanding voting Common Stock, to effectuate the issuance of all of the shares of Common Stock issuable upon conversion of the Debentures and Warrants in excess of 19.99% of the issued and outstanding Common Stock on the Measurement Date.

“ Specified Number of Common Shares ” means the number of Common Shares that results on the conversion of the whole or any part of the Debenture into Common Shares pursuant to the Base Conversion Price;

“ Successor Entity ” means any corporation continuing from and which acquires all or substantially all of the undertaking, property and assets of the Corporation pursuant to any Corporate Reorganization;

“ Transfer Agent ” means Signature Stock Transfer, Inc. with its office situate at 14673 Midway Road, Suite #220, Addison, Texas 75001, or such other transfer agent as the Corporation may, from time to time, appoint with respect to the Debenture by giving written notice to the Holder, as herein provided.

Section 1.2 Interpretation not Affected by Headings, etc. The division of this Debenture into Articles, sections, subsections and clauses, and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

Section 1.3 Deemed Notice of Debenture. The Holder of this Debenture, and all Persons claiming through or under such Holder, shall be deemed to have notice of, and shall be bound by, the provisions of this Debenture.

Section 1.4 Applicable Law. This Debenture shall be governed by and construed in accordance with the laws of the State of Delaware applicable therein without reference to any conflicts of law provisions and shall be treated in all respects as a Delaware contract.

Section 1.5 Accounting Terms. All accounting terms which are not specifically defined herein shall be construed in accordance with generally accepted accounting principles of the United States consistently applied.

Section 1.6 Day not a Business Day. If any day on or before which any action is required or permitted to be taken hereunder is not a Business Day, then such action shall be required or permitted to be taken on or before the requisite time on the next succeeding day that is a Business Day.

Section 1.7 Currency and Conversion. Except where otherwise stated, all references to currency herein are expressed in United States Dollars.

ARTICLE 2 - THE DEBENTURE

Section 2.1 Terms, Form and Denomination of Debenture.

(a)	This Debenture shall be designated as a “ Debenture due January 29, 2026 ”.

(b)	The outstanding principal amount of this Debenture shall bear interest from and including the Commencement Date to but excluding the Maturity Date, as applicable, at the rate of twelve (12%) per cent per annum compounded annually and payable on the Maturity Date, provided that the Corporation may prepay at any time the whole or any part of this Debenture in accordance with Section 2.4(d).

Section 2.2 Certification by Corporation. This Debenture shall not be obligatory or entitle the Holder to the benefit hereof until it has been executed by or on behalf of the Corporation and certified by the Transfer Agent, and certification by the Transfer Agent of any Debenture shall be conclusive evidence as against the Corporation that this Debenture so certified has been duly issued and is a valid obligation of the Corporation and that the Holder is entitled to the benefit hereof.

Section 2.3 Replacement of Debenture.

(a)	In case this Debenture shall be mutilated, defaced, lost, destroyed or stolen, the Corporation, subject to Applicable Laws, shall issue and the Transfer Agent shall certify and deliver a new Debenture of like date and tenor as the one mutilated, defaced, lost, destroyed or stolen in exchange for and in place of and upon cancellation of such Debenture and in lieu of and in substitution for such mutilated, defaced, lost, destroyed or stolen Debenture, and the new Debenture shall be entitled to the benefit hereof and rank equally in accordance with its terms with all other Debenture.

(b)	Upon the application for the issue of a new Debenture pursuant to this Section 2.3, the Holder shall bear the costs of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, provide to the Transfer Agent such evidence of ownership and of the loss, destruction or theft of the Debenture so lost, destroyed or stolen as shall be satisfactory to the Transfer Agent and the Corporation in their discretion and the Holder may also be required to provide an indemnity in amount and form satisfactory to the Transfer Agent and the Corporation in their discretion.

Section 2.4 Payment of Principal and Interest.

(a)	The principal and interest of this Debenture will be payable when due in United States Dollars by check payable to the Holder or, at the Holder’s option, will be payable by wire transfer to such account and at such location as may be specified by written notice from the Holder to the Corporation given not less than ten (10) Business Days prior to the date of payment. For greater certainty, any such payment by wire transfer in accordance with the Holder’s specifications shall satisfy and fully discharge the Corporation’s obligations in respect thereof.

(b)	The interest on this Debenture shall be due and payable on the Maturity Date and is compounded annually on the anniversary date of its issuance.

(c)	Subject to the other provisions herein, the outstanding principal amount of this Debenture and all accrued interest shall be repaid by check or wire transfer on the Maturity Date against presentation and surrender hereof at the offices of the Transfer Agent in the Town of Addison, Texas, or as otherwise agreed in writing between the Corporation and the Holder.

(d)	Provided that the Common Shares issuable to the Holder on conversion of this Debenture in whole or in part would be free trading without resale restrictions or statutory hold periods if the Holder elected to exercise the right of conversion in Article 5 the outstanding principal and accrued interest under this Debenture may be prepaid in whole or in part at any time or times by giving not less than ten (10) Business Days prior written notice from the Corporation to the Holder as set forth in Section 2.9 of the proposed date of pre-payment (the “ Pre-Payment Date ”), without bonus or penalty, provided that (i) the Debenture cannot be redeemed for a period of six (6) months after the Commencement Date, and (ii) the Holder shall have the right to convert the whole or any part of the principal and the accrued and unpaid interest into Common Shares of the Corporation in accordance with Article 5 prior to the Pre-Payment Date.

Section 2.5 Ownership of Debenture, Assignment. The Person in whose name this Debenture is registered shall for all the purposes of this Debenture be and be deemed to be the owner thereof and payment of or on account of the principal or the interest thereon shall be made, subject to any express provisions hereof to the contrary, only to or upon the order in writing of such Person. This Debenture may only be assigned by an instrument in writing or Form of Assignment the form of which is annexed hereto as Appendix “C”.

Section 2.6 Redemption of Debentures. Provided that the Common Shares issuable to the Holder on conversion of this Debenture in whole or in part would be free trading without resale restrictions or statutory hold periods if the Holder elected to exercise the right of conversion in Article 5, this Debenture shall be redeemable by the Corporation at any time or times prior to the Maturity Date on not less than ten (10) Business Days prior written notice from the Corporation to the Holder as set forth in Section 2.9 of the proposed date of redemption (the “ Redemption Date ”), without bonus or penalty, provided, however, that prior to the Redemption Date, the Holder shall have the right to convert the whole or any part of the principal and accrued and unpaid interest of this Debenture into Common Shares of the Corporation in accordance with Article 5.

Section 2.7 Redemption Price. The price payable by the Corporation on the redemption of the Debentures shall be equal to the principal amount of the Debentures to be redeemed, together with accrued and unpaid interest in the form of cash on the principal amount of the Debentures to be redeemed, to but excluding the Maturity Date (the applicable price, including accrued and unpaid interest in the form of cash, at which Debentures may be redeemed being referred to as the “ Redemption Price ”).

Section 2.8 Places of Surrender of the Debenture. The Redemption Price of this Debenture shall be payable in cash upon presentation and surrender of this Debenture at the principal office of the Transfer Agent in Addison, Texas, and/or at such other places (if any) as may be specified by the Corporation in the notice of redemption or as otherwise agreed in writing only between the Corporation and the Holder.

Section 2.9 Notice of Pre-Payment or Redemption. The Corporation shall provide the Holders with at least ten (10) Business Days of a notice of pre-payment or a Notice of Redemption, the form of which is annexed hereto as Appendix “A” if such pre-payment or redemption is occurring prior to the Maturity Date in compliance with Sections 2.4 (d) and 2.6. No notice of redemption of this Debenture need be given by the Corporation to the Holders for the redemption of this Debenture on the Maturity Date.

Section 2.10 Cancellation of Retired Debentures. All Debentures redeemed by the Corporation under the provisions of this Article 2 shall be forthwith cancelled and shall not be reissued.

ARTICLE 3 - NO SECURITY

Section 3.1 No Security. This Debenture is an unsecured obligation of the Corporation and shall rank pari passu with each of the other debentures issued by the Corporation as part of the Offering irrespective of the date of issue of such debentures.

ARTICLE 4 - DEFAULT AND ENFORCEMENT

Section 4.1 Events of Default. Each of the following events is herein sometimes referred to as an “ Event of Default ”:

(a)	default in the payment of any principal or interest on this Debenture as and when the same shall become due and payable, and continuance of such default for a period of five (5) Business Days after the date on which written notice of such failure, requiring the Corporation to remedy the same, shall have been given by the Holder;

(b)	the institution of bankruptcy or insolvency proceedings against the Corporation, or the institution of proceedings seeking reorganization or winding-up of the Corporation or any other bankruptcy, insolvency or analogous laws, or the issuing of sequestration or process of execution against the Corporation or any substantial part of its property, or the appointment of a receiver or manager of the Corporation or of any substantial part of its property, and, in each case, the continuance of any such proceedings unstayed, undischarged and in effect for a period of fifteen (15) days from the date thereof;
(c)	or the institution by the Corporation of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it, or the passing of a resolution authorizing the filing by it, of a petition or answer or consent seeking reorganization or relief under bankruptcy laws or any other bankruptcy, insolvency or analogous laws, or the consent by it to the filing of any such petition or to the appointment of a receiver of the Corporation or of any substantial part of its property, or the making by it of a general assignment for the benefit of creditors, or the Corporation’s admitting in writing its inability to pay its debts generally as they become due or taking corporate action in furtherance of any of the aforesaid purposes.

Section 4.2 Acceleration of Default. In case any Event of Default has occurred and is continuing, the Holder may in his, her or its discretion, declare the principal of and interest on this Debenture and other moneys payable hereunder to be due and payable and, the same shall forthwith become immediately due and payable to the Holder and the Corporation shall forthwith pay to the Holder the principal of and accrued and unpaid interest on this Debenture with such interest to be paid in cash not Common Shares and all other moneys payable hereunder together with subsequent interest thereon, at the rate borne by this Debenture, from the date of the said declaration until payment is received by the Holder, such subsequent interest to be payable in cash not Common Shares at the times and places in and according to the tenor of the Debenture.

Section 4.3 Holder not Obliged to Institute Proceedings. The Holder shall not be liable or accountable for any failure to enforce the rights and remedies of the Holder herein and shall not be bound to institute proceedings for the purpose of collecting, enforcing or realizing the same for the purpose of preserving any right of the Holder, the other Holders, the Corporation or any other Person in respect of the same.

Section 4.4 Rights and Remedies Cumulative. All rights and remedies of the Holder set out in this Debenture shall be cumulative and no right or remedy contained herein is intended to be exclusive but each shall be in addition to every other right and remedy contained herein or in any existing or future security document or now or hereafter existing at law or in equity or by statute. The taking of a judgment or judgments with respect to any of the obligations hereby secured shall not operate as a merger of any of the covenants contained in this Debenture.

ARTICLE 5 - CONVERSION OF DEBENTURES INTO COMMON SHARES

Section 5.1 Conversion into Common Shares. After the Original Issue Date until this Debenture is no longer outstanding, this Debenture shall be convertible, in whole or in part, at any time, and from time to time, into Conversion Shares at the option of the Holder. The Holder shall effect conversions by delivering to the Corporation a Notice of Conversion, the form of which is annexed hereto as Appendix “B” (each, a “Notice of Conversion”), specifying therein the principal amount of this Debenture to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. To effect conversions hereunder, the Holder shall not be required to physically surrender this Debenture to the Corporation unless the entire principal amount of this Debenture, plus all accrued and unpaid interest thereon, has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture in an amount equal to the applicable conversion. The Holder and the Corporation shall maintain records showing the principal amount(s) converted in each conversion, the date of each conversion, and the Conversion Price in effect at the time of each conversion. The Corporation may deliver an objection to any Notice of Conversion within two Trading Days of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Corporation shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture may be less than the amount stated on the face hereof.

Section 5.2 Base Conversion Price. The “Conversion Price” shall be equal to the volume weighted average price per share (calculated to the nearest one-hundredth of one cent) of the Company common stock on the Nasdaq stock market for the period of twenty consecutive trading days beginning on the twenty-third trading day immediately preceding the Closing Date and concluding at the close of trading on the third trading day immediately preceding the Closing Date (as adjusted for stock splits, stock combinations and similar events). All such Conversion Price determinations are to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock. Provided, however, the Corporation may accelerate this right of conversion on at least ten (10) Business Days prior written notice to the Holder (“Notice of Acceleration”) if (i) the Common Shares of the Corporation issuable on such conversion are free-trading and not subject to resale restrictions or statutory hold periods and (ii) the closing price of the Corporation’s Common Shares exceeds two hundred (200%) per cent of the Conversion Price for a period of five (5) trading days in a thirty (30) day period. In the event of the issuance of a Notice of Acceleration, the Holder shall have the right to convert the whole or any part of the principal and the accrued and unpaid interest of this Debenture into Common Shares of the Corporation in accordance with this Article 5 prior to the date specified in the Notice of Acceleration.

Section 5.3 Mechanics of Conversion or Prepayment.

(a)	Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Debenture to be converted by (y) the Conversion Price in effect at the time of such conversion.

(b)	Delivery of Certificate Upon Conversion. Not later than two Trading Days after each Conversion Date (the “Share Delivery Date”), the Corporation shall deliver, or cause to be delivered, to the Holder any certificate or certificates required to be delivered by the Corporation under this Section 5.3.

(c)	Failure to Deliver Conversion Shares. If, in the case of any Notice of Conversion, such Conversion Shares are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Corporation at any time on or before its receipt of such Conversion Shares, to rescind such conversion, in which event the Corporation shall promptly return to the Holder any original Debenture delivered to the Corporation.
(a)	Obligation Absolute; Partial Liquidated Damages. The Corporations obligations to issue and deliver the Conversion Shares upon conversion of this Debenture in accordance with the terms hereof, are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to the Holder in connection with the issuance of such Conversion Shares. In the event the Holder of this Debenture shall elect to convert any or all of the outstanding principal amount hereof, the Corporation may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason.

(b)	No Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Debenture. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

(c)	Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Debenture shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates. The Corporation shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

(d)	Attorneys’ Fees etc. The Corporation shall (A) pay the reasonable fees of the law firm of the Holder’s choice (in an amount not to exceed $500 per opinion) in connection with the conversion of the Debenture, and (B) cause its attorneys to promptly provide any reliance opinion to the Transfer Agent.

(e)	Except as otherwise permitted under Section 4(a)(1) under the 1933 Act, as a result of the application of Rule 144 promulgated thereunder, shares of common stock issued upon the conversion of this Debenture shall be issued with the following, or a comparable, legend:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Section 5.4 Corporation to Reserve Shares. The Corporation agrees that it will reserve and keep available out of its authorized Common Shares and solely for the purpose of issue upon exercise of conversion rights under the Debentures as provided in this Article 5, the maximum number of Common Shares as shall then be issuable upon the exercise of the conversion rights under Section 5.1 inclusive of the obligations of the Corporation to pay interest on the Debentures in the form of Units.

Section 5.5 Cancellation of Converted Debentures. All Debentures with respect to which the conversion rights under the provisions of this Article 5 are exercised shall be immediately cancelled.

Section 5.6 Conversion of Legended Debentures. Upon the exercise of conversion rights under Debentures bearing a legend, the certificates representing the Common Shares issued upon exercise of the conversion rights under such Debentures and all certificates issued in exchange therefor or in substitution thereof, shall bear such legend as is determined to be required for compliance with Applicable Laws, or the requirements of a securities regulatory authority, if any.

Section 5.7 Exchange Cap. Notwithstanding anything to the contrary contained in this Debenture, the Holder shall not have the right to effect a conversion of this Debenture, to the extent (but only to the extent) that after giving effect to such conversion the sum of the number of shares of Common Stock that may be issued upon conversion of this Debenture and the exercise of the Warrant issued to Holder as part of the Units purchased by Holder, the conversion of all other Debentures and exercise of all other Warrants issued as part of the other Units sold by the Corporation and the 3,018,462 shares of Common Stock issued to the shareholders of Engage IT Services, S.r.l. (the “Engage Shares”) would exceed 19.99% of the Corporation’s outstanding shares of Common Stock immediately prior to the issuance of the Engage Shares (the “Exchange

Cap”) on January 29, 2023 (the “Measurement Date”), unless Shareholder Approval (as defined above) is obtained by the Corporation to issue more than the Exchange Cap; provided, however, that if Nasdaq shall determine that the issuance of the Engage Shares would not be aggregated with the issuance of shares of common stock upon conversion of the Debentures and exercise of the Warrants then the Measurement Date shall be January 30, 2023 and the determination as to whether the Exchange Cap has been exceeded shall be based solely upon the number of shares of common stock to be issued upon conversion of the Debentures and exercise of the Warrants and shall not include the Engage Shares. The Exchange Cap shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split (including forward and reverse), or other similar transaction.

ARTICLE 6. - CERTAIN ADJUSTMENTS.

Section 6.1 Stock Dividends and Stock Splits. If the Corporation, at any time while this Debenture is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 6.1 shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

Section 6.2 Subsequent Equity Sales.

(a)	At any time, for so long as the Debenture or any amounts accrued and payable thereunder remain outstanding, the Corporation or any Subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition),, any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the Conversion Price then in effect (such lower price, the “Base Conversion Price” and each such issuance or announcement a “Dilutive Issuance”), then the Conversion Price shall be immediately reduced to equal the Base Conversion Price. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued.

(b)	If any Common Stock Equivalent is amended or adjusted, and such price as so amended shall be less than the Conversion Price in effect at the time of such amendment or adjustment, then the Conversion Price shall be adjusted upon each such issuance or amendment as provided in this Section 6.2. If any shares of Common Stock or Common Stock Equivalents are issued or sold for a consideration other than cash, the amount of such consideration received by the Corporation will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Corporation will be the average VWAP of such public traded securities for the five days prior to the date of receipt. If any shares of Common Stock or Common Stock Equivalents are issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock or Common Stock Equivalents, as the case may be.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)) (or a similar organization or agency succeeding to its functions of reporting prices), (b) if no volume weighted average price of the Common Stock is reported for the Trading Market, the most recent reported bid price per share of the Common Stock, or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Corporation, the fees and expenses of which shall be paid by the Corporation.

(c)	If the holder of Common Stock or Common Stock Equivalents outstanding on the Original Issue Date or issued after the Original Issuance Date shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price then in effect, such issuance shall be deemed to have occurred for less than the Conversion Price on such date and such issuance shall be deemed to be a Dilutive Issuance.

(d)	The Corporation shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 6.2, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Corporation provides a Dilutive Issuance Notice pursuant to this Section 6.2, upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Conversion Shares based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the Base Conversion Price in the Notice of Conversion.

(e)	The provisions of this Section 6.2 shall apply each time a Dilutive Issuance occurs after the Original Issue Date for so long as the debenture or any amounts accrued and payable thereunder remain outstanding, but any adjustment of the Conversion Price pursuant to this Section 6.2 shall be downward only. Notwithstanding anything to the contrary contained in this Section 6.2, in no event shall the adjustment of the Conversion Price result in a conversion price of less than $0.35 per share.

(f)	The provisions of this Section 6.2 shall not apply to Exempt Issuances.

Exempt Issuance means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose and (b) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

Section 6.3 Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 6.1 above, if at any time the Corporation grants, issues or sells any Common Stock, Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Debenture immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

Section 6.4 Pro Rata Distributions. During such time as this Debenture is outstanding, if the Corporation shall declare or make any dividend or other distribution of its assets or rights or warrants to acquire its assets, or subscribe for or purchase any security other than Common Stock, to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Debenture, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Debenture immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution.

Section 6.5 Fundamental Transaction. (1) If, at any time while this Debenture is outstanding, (i) the Corporation, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Corporation with or into another Person, (ii) the Corporation, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Corporation, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (v) the Corporation, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Debenture, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation on the conversion of this Debenture), the number of shares of Common Stock of the successor or acquiring corporation or of the Corporation, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this debenture is convertible immediately prior to such Fundamental Transaction (without regard to any limitation on the conversion of this Debenture). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Debenture following such Fundamental Transaction. The Corporation shall not effect a Fundamental Transaction unless it gives the Holder at least 10 Trading Days prior notice together with sufficient details so the Holder can make an informed decision as to whether it elects to accept the Alternative Consideration. If a public announcement of the Fundamental Transaction has not been made, the notice to the Holder may not be given until the Corporation files a Form 8-K or other report disclosing the Fundamental Transaction. (2) Notwithstanding anything to the contrary, in the event of a Fundamental Transaction that is (x) an all cash transaction, (y) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (z) a Fundamental Transaction involving a person or entity not traded on a national securities exchange or trading market (with such exchange or market including, without limitation, the Nasdaq Global Select Trading Market, the Nasdaq Global Market, or the Nasdaq Capital Market, the New York Stock Exchange, Inc., the NYSE American or any market   operated by the OTC Markets, Inc.), the Corporation or any Successor Entity shall, at the Holder’s option, concurrently with the consummation of the Fundamental Transaction, purchase this Debenture from the Holder by paying to the Holder the higher of (i) an amount of cash equal to the Black Scholes Value of the outstanding principal of this Debenture on the date of the consummation of such Fundamental Transaction, or (ii) the product of (a) the number of Conversion Shares issuable upon full conversion of this Debenture (without regard to any limitation on conversion of this Debenture) and (b) the positive difference between the cash per share paid in such Fundamental Transaction minus the then in effect Conversion Price. (3) If Section 6.5(1) and (2) are not applicable, the Corporation shall cause any successor entity in a Fundamental Transaction in which the Corporation is not the survivor to assume in writing all of the obligations of the Corporation under this Debenture and the other Transaction Documents in accordance with the provisions of this Section 6.5 pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Debenture a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Debenture which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Debenture prior to such Fundamental Transaction, and with a conversion price which applies the Conversion Price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Debenture immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Debenture and the other Transaction Documents referring to the “Corporation” shall refer instead to the Successor Entity), and may exercise every right and power of the Corporation and shall assume all of the obligations of the Corporation under this Debenture and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Corporation herein. Notwithstanding anything in this Section 6.5, an Exempt Issuance shall not be deemed a Fundamental Transaction.

Section 6.6 Calculations. All calculations under this Section 6 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 6, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

Section 6.7 Notice to the Holder.

(a)	Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 6, the Corporation shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(b)	Notice to Allow Conversion by Holder. If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on its Common Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock, (C) the Corporation shall authorize the granting to all holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any shareholders of the Corporation shall be required in connection with any reclassification of its Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, or any compulsory share exchange whereby its Common Stock is converted into other securities, cash or property or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of this Debenture, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Debenture Register, at least 5 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of its Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of its Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Corporation or any of the Subsidiaries (as determined in good faith by the Corporation), the Corporation or its successor shall simultaneously file such notice with the SEC pursuant to a Current Report on Form 8-K.

ARTICLE 7 - PARTICULAR COVENANTS OF THE CORPORATION

Section 7.1 Payment of Principal and Interest. The Corporation will duly and punctually pay or cause to be paid to the Holder, the principal of and interest on the Debentures of which he, she or it is the Holder, on the dates, at the places and in the manner provided for in this Debenture.

Section 7.2 To Carry On Business. Subject to the express provisions hereof, the Corporation will carry on and conduct its business in a proper and efficient manner (which shall include, without limitation, the maintenance of books of account in accordance with International Financial Reporting Standards consistently applied) and, subject to the express provisions hereof, it will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

ARTICLE 8 - SATISFACTION AND DISCHARGE

Section 8.1 Cancellation and Destruction. All matured Debentures, forthwith after payment thereof, shall be cancelled by the Transfer Agent and delivered to or to the order of the Corporation. All Debentures cancelled or required to be cancelled under this or any other provision of this Debenture may be destroyed by the Corporation.

Section 8.2 Payment Set Aside in Trust.

(1)	The Corporation shall be entitled to set aside in trust any moneys to be applied to the payment of the principal of the Debentures with the Bank to be paid to the Holder of this Debenture upon due presentment and surrender thereof in accordance with the provisions of this Debenture.

(2)	Upon the Corporation, pursuant to this Section 8.2, setting aside in trust any moneys to be applied to the payment of the principal of the Debentures, the principal represented by each Debentures in respect of which such moneys have been so set aside shall be deemed to have been paid and the Holder thereof shall thereafter have no right in respect thereof except that of receiving payment in accordance with subsection 8.2(1) of the moneys so set aside by the Corporation (without interest on such monies), upon due presentment and surrender hereof, subject always to the provisions of Section 8.3.

Section 8.3 Release from Covenants. Upon the principal of all the Debentures and interest thereon and other moneys payable hereunder have been paid or satisfied, the Holder shall, at the request and at the expense of the Corporation, execute and deliver to the Corporation such deeds or other instruments as shall be requisite to release the Corporation from its covenants contained herein.

ARTICLE 9 - MISCELLANEOUS

Section 9.1 Notice to the Holder and to the Corporation.

Any notice in writing required or permitted to be given hereunder shall be sufficiently given if delivered personally or mailed by registered mail, postage prepaid, addressed as follows:

To the Corporation at: 130 Adelaide St. W. Suite 701

Toronto, Ontario M5H 2K4

Attention: Michele Ciavarella, Executive Chairman

To the Holder at: ___________________________

___________________________

___________________________

In all cases with a copy to:

Signature Stock Transfer, Inc.

14673 Midway Road, Suite #220,

Addison, Texas 75001

Attention: Jason M. Bogutski, President

Any such notice given by personal delivery shall conclusively be deemed to be received on the date of the actual delivery thereof and when given by registered mail, shall conclusively be deemed to be received on the seventh (7th) Business Day following the date of mailing. When any party giving ay notice knows, or ought to know, of any disruption in the operation of the postal system which may affect the delivery of mail in the ordinary course, any such notice shall not be mailed but shall be given by personal delivery.

Any party may at any time give notice in writing to the other party of any change of address of the party giving such notice, and from and after the giving of such notice, the address therein specified shall be deemed to be the address of such party for the giving of notices hereunder.

(Signature Page Follows)

______________________________________________________

IN WITNESS WHEREOF, the Corporation has caused this Debenture to be signed by its proper officer on its behalf as of the 29th day of January, 2023.

ELYS GAME TECHNOLOGY, CORP.

by: ______________________

Name: Michele Ciavarella

Title: Executive Chairman

Certified countersigned and registered by the Debenture Agent:

BEARD WINTER LLP

by: ______________________

Name:

Title:

(Signature Page To Debenture)